EXHIBIT 99.1

For more information, contact:
Willie Wooldridge
Vice President of Human Resources
336-856-5816
wwooldri@unifi-inc.com

William (Bill) M. Lowe, Jr. Named Chief Financial Officer for Unifi, Inc.

        GREENSBORO, N.C., December 16, 2003 - Unifi, Inc. (NYSE: UFI) today announced the appointment of William (Bill) M. Lowe, Jr. as the company's chief financial officer, effective January 5, 2004.

        Lowe joins Unifi from Michigan based Metaldyne Corporation where he was executive vice president and chief financial officer. Metaldyne is a $1.5 billion company that designs and supplies components, assemblies and modules to the global automotive industry.

        Prior to joining Metaldyne, Lowe was the vice president and corporate controller for ArvinMeritor, Inc., an $8 billion global supplier of integrated systems and modules to the world's leading passenger car and light truck OEMs.

        Previous experience includes Pilkington Holdings, Inc., Owens Corning, Grant Thorton International, and the Internal Revenue Service.

       "We are extremely pleased to bring Mr. Lowe's financial expertise with global manufacturing companies to Unifi," said Brian Parke, chief executive officer for Unifi. "His experience with the integration of mergers and acquisitions will serve our global growth strategies well, and his strong commercial sense will fit our overall business unit structure. Additionally, Bill's entrepreneurial focus and team orientation make him an excellent cultural fit for Unifi."

       Lowe received his bachelor's degree in business administration, with a major in accounting, from Tri-State University in Angola, Indiana.

       Unifi Inc. (NYSE: UFI) is one of the world's largest producers and processors of textured yarns. The company's primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel, and industrial fabrics, automotive, upholstery, hosiery, and sewing thread. For more information about Unifi, visit www.unifi-inc.com.

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William (Bill) M. Lowe, Jr. Named CFO for Unifi, Inc. - Page 2

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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